UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2021

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2021, Tattooed Chef, Inc. (the “Company”, “we” and “our”) entered into (i) a Stock Purchase Agreement (the “Purchase Agreement”) with New Mexico Food Distributors, Inc. (“NMFD”) and its stockholders (the “Sellers”) and (ii) a membership interest purchase agreement (the “Facility Purchase Agreement”) with Karsten Tortilla Factory, LLC (“Karsten”) and the Sellers, in their capacities as owners of Karsten.

Under the terms of the Purchase Agreement and the Facility Purchase Agreement, the Company will acquire all of the outstanding shares of stock of NMFD and all of the equity interests of Karsten, which owns a tortilla manufacturing facility, for an aggregate purchase price of approximately $35 million, subject to further adjustment as set forth in the Purchase Agreement and Facility Purchase Agreement, respectively. The closings under the Purchase Agreement and the Facility Purchase Agreement are each subject to customary closing conditions.

The foregoing descriptions of the Purchase Agreement and the Facility Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Facility Purchase Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement with Chief Financial Officer

On May 3, 2021, we amended the Employment Agreement with our Chief Operating Officer and Chief Financial Officer, Stephanie Dieckmann. The amendment increases her annual base salary, effective as of April 16, 2021, to reflect her appointment to Chief Financial Officer. Her appointment to Chief Financial Officer was effective as of April 15, 2021, as previously disclosed. Ms. Dieckmann will also continue to serve as our Chief Operating Officer. Attached as Exhibit 10.3 is the amendment to the Employment Agreement with Ms. Dieckmann.

Item 8.01 Other Events.

On May 3, 2021, the Company issued a press release announcing that it has entered into the Purchase Agreement and the Facility Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Purchase Agreement
10.2	Facility Purchase Agreement
10.3	Amendment to Employment Agreement
99.1	Press Release dated May 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	Chief Executive Officer

Date: May 4, 2021

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